                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


    February 12, 1999                             January 29, 1999
---------------------------------------------------------------------------
     Date of Report                      (Date of earliest event reported)


                          Maxwell Technologies, Inc.
----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



   Delaware                        0-10964               95-2390133
----------------------------------------------------------------------------
  (State or other                 (Commission           (I.R.S. Employer
   jurisdiction                    File Number)          Identification No.)
   of incorporation)


   9275 Sky Park Court, San Diego, California            92123
----------------------------------------------------------------------------
  (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code      (619) 279-5100
                                                   -------------------------


   Not applicable
----------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Item 2:   Acquisition of Assets.

          On January 29, 1999, Maxwell Technologies, Inc. ("Maxwell") completed the acquisition of Space Electronics Inc., a Delaware corporation ("SEi"), headquartered in San Diego, California. SEi designs, manufactures and provides electronic components and related services for space and other high-reliability applications.

          The acquisition was effected through the merger of a newly-organized Maxwell subsidiary into SEi, with SEi surviving as a wholly-owned subsidiary of Maxwell. Pursuant to the merger, each outstanding share of SEi Common Stock was converted into the right to receive 0.3176 share of Maxwell Common Stock. In addition, the optionholders of SEi received Maxwell Common Stock in exchange for their options at an exchange ratio based on the exercise price of their specific options. Maxwell issued up to 681,243 shares of Maxwell Common Stock, valued at $38.04 per share, in the acquisition, for an aggregate value of approximately $25.9 million. No cash was paid by Maxwell (other than with respect to cash in lieu of fractional shares). The acquisition has been accounted for as a pooling of interests.

          The amount of consideration paid was determined through arms-length negotiation between Maxwell and SEi. There was no prior material relationship between SEi (including its officers, directors and stockholders) and Maxwell or any of its affiliates, directors or officers, or any associate of such officers or directors. Maxwell intends to continue to devote the assets acquired to SEi's existing business.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          In accordance with Rule 3-05 of Regulation S-X, audited financial statements of SEi are filed with this Report.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  Space Electronics Inc.:

We have audited the accompanying balance sheets of Space Electronics Inc. (a Delaware corporation) as of December 31, 1996 and 1997, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Space Electronics Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                                            ARTHUR ANDERSEN LLP

San Diego, California
January 23, 1998

                             SPACE ELECTRONICS INC.


                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997



                                     ASSETS


                                                        1996                   1997
                                                     -----------           -----------
CURRENT ASSETS:
  Cash and cash equivalents                          $ 1,310,000           $   160,000
  Accounts receivable, less allowance for
    doubtful accounts of $150,000 and
    $238,000, respectively                             1,594,000             2,029,000
  Inventories                                          1,184,000             2,398,000
  Other receivables                                       29,000               620,000
  Deferred income taxes                                  347,000               312,000
  Prepaid expenses and other current assets               43,000               235,000
                                                     -----------           -----------
          Total current assets                         4,507,000             5,754,000
                                                     -----------           -----------
PROPERTY AND EQUIPMENT, at cost:
  Machinery and equipment                                820,000             1,622,000
  Furniture and fixtures                                  64,000                84,000
  Tooling                                                319,000               441,000
  Leasehold improvements                                  34,000                49,000
  Construction-in-progress                                    --                84,000
                                                     -----------           -----------
                                                       1,237,000             2,280,000
  Less: accumulated depreciation and
    amortization                                        (397,000)             (739,000)
                                                     -----------           -----------
                                                         840,000             1,541,000
                                                     -----------           -----------
Total assets                                         $ 5,347,000           $ 7,295,000
                                                     ===========           ===========


      The accompanying notes are an integral part of these balance sheets.

                             SPACE ELECTRONICS INC.


                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997



                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                1996                  1997
                                                            -----------           -----------
CURRENT LIABILITIES:
  Line of credit                                            $        --           $   500,000
  Current portion of notes payable                              112,000               289,000
  Accounts payable                                              271,000               600,000
  Accrued liabilities                                         1,681,000             1,325,000
  Customer deposits                                             358,000               105,000
                                                            -----------           -----------
        Total current liabilities                             2,422,000             2,819,000
                                                            -----------           -----------

NOTES PAYABLE, net of current portion                           437,000               636,000
                                                            -----------           -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common Stock; 2,000,000 and 10,000,000
    shares authorized, at $.001 par value,
    1,573,260 and 1,752,231 shares
    outstanding, respectively                                     1,000                 1,000
  Additional paid in capital                                    623,000               959,000
  Retained Earnings                                           1,945,000             2,880,000
  Treasury Stock, at cost                                       (81,000)                   --
                                                            -----------           -----------
        Total shareholders' equity                            2,488,000             3,840,000
                                                            -----------           -----------
        Total liabilities and shareholders' equity          $ 5,347,000           $ 7,295,000
                                                            ===========           ===========


      The accompanying notes are an integral part of these balance sheets.

                             SPACE ELECTRONICS INC.


                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997



                                              1995              1996              1997
                                          ------------      ------------      ------------
Revenues                                  $  3,750,000      $ 10,598,000      $ 11,121,000

Cost of revenues                             2,165,000         4,217,000         4,606,000
                                          ------------      ------------      ------------
        Gross profit                         1,585,000         6,381,000         6,515,000

Selling, general and administrative
  expenses                                   1,052,000         2,777,000         3,452,000

Research and development expenses              166,000           488,000         1,046,000
                                          ------------      ------------      ------------
        Income from operations                 367,000         3,116,000         2,017,000

Other income (expense):
  Interest, net                                (30,000)           (8,000)           32,000
  Other, net                                   (12,000)           (7,000)          (41,000)
                                          ------------      ------------      ------------
        Income before income taxes             325,000         3,101,000         2,008,000

Income tax provision                                --         1,144,000           741,000
                                          ------------      ------------      ------------
        Net income                        $    325,000      $  1,957,000      $  1,267,000
                                          ============      ============      ============

Net income per share:
  Basic                                   $        .30      $       1.35      $        .78
                                          ============      ============      ============
  Diluted                                 $        .30      $       1.35      $        .67
                                          ============      ============      ============

Shares used in per share calculation:
  Basic                                      1,077,613         1,447,665         1,634,761
                                          ============      ============      ============
  Diluted                                    1,077,613         1,447,665         1,902,812
                                          ============      ============      ============



   The accompanying notes are an integral part of these financial statements.

                             SPACE ELECTRONICS INC.


                       STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997




                                      Common Stock      Additional                    Treasury Stock          Total
                                 --------------------    Paid in      Retained    ---------------------    Shareholders'
                                  Shares      Amount     Capital      Earnings     Shares      Amount         Equity
                                 ---------   --------  ----------    ----------   --------   ----------    ------------
BALANCE, December 31, 1994         927,400    $1,000    $ 309,000   $  (98,000)        --    $      --      $  212,000

  Sales of common stock            457,610        --      161,000           --         --           --         161,000
  Purchases of treasury stock           --        --           --           --     (6,970)      (3,000)         (3,000)
  Dividends                             --        --           --     (166,000)        --           --        (166,000)
  Net income                            --        --           --      325,000         --           --         325,000
                                 ---------    ------    ---------   ----------    -------    ---------      ----------
BALANCE, December 31, 1995       1,385,010     1,000      470,000       61,000     (6,970)      (3,000)        529,000

  Sales of common stock            188,250        --      153,000           --         --           --         153,000
  Purchases of treasury stock           --        --           --           --    (49,000)     (78,000)        (78,000)
  Dividends                             --        --           --      (73,000)        --           --         (73,000)
  Net income                            --        --           --    1,957,000         --           --       1,957,000
                                 ---------    ------    ---------   ----------    -------    ---------      ----------
BALANCE, December 31, 1996       1,573,260     1,000      623,000    1,945,000    (55,970)     (81,000)      2,488,000

  Sales of common stock            321,586        --      577,000           --         --           --         577,000
  Purchases of treasury stock           --        --           --           --    (86,645)    (492,000)       (492,000)
  Common stock retired            (142,615)       --     (241,000)    (332,000)   142,615      573,000              --
  Net income                            --        --           --    1,267,000         --           --       1,267,000
                                 ---------    ------    ---------   ----------    -------    ---------      ----------
BALANCE, December 31, 1997       1,752,231    $1,000    $ 959,000   $2,880,000         --    $      --      $3,840,000
                                 =========    ======    =========   ==========    =======    =========      ==========



   The accompanying notes are an integral part of these financial statements.

                             SPACE ELECTRONICS INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997


                                                     1995           1996            1997
                                                   ---------     ----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                       $ 325,000     $1,957,000     $ 1,267,000
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
      Depreciation and amortization                   42,000        210,000         342,000
      Changes in assets and liabilities:
        Accounts receivable                         (546,000)      (722,000)       (435,000)
        Inventories                                 (252,000)      (384,000)     (1,214,000)
        Other receivables                            (11,000)        16,000        (591,000)
        Deferred taxes                                    --       (347,000)         35,000
        Prepaid expenses and other assets                 --        (43,000)       (192,000)
        Accounts payable                             184,000        (74,000)        329,000
        Accrued liabilities                           68,000      1,399,000        (356,000)
        Customer deposits                            162,000        102,000        (253,000)
                                                   ---------     ----------     -----------
          Net cash provided by (used in)
            operating activities                     (28,000)     2,114,000      (1,068,000)
                                                   ---------     ----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment               (268,000)      (680,000)     (1,043,000)
                                                   ---------     ----------     -----------
          Net cash used in investing activities     (268,000)      (680,000)     (1,043,000)
                                                   ---------     ----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit      104,000       (149,000)        500,000
  Net borrowings under notes payable agreements       90,000        162,000         376,000
  Repayments of related party notes payable               --        (60,000)             --
  Sales of common stock                              161,000        153,000         577,000
  Purchases of treasury stock                         (3,000)       (78,000)       (492,000)
  Dividend payments                                  (52,000)      (187,000)             --
                                                   ---------     ----------     -----------
          Net cash provided by (used in)
            financing activities                     300,000       (159,000)        961,000
                                                   ---------     ----------     -----------
NET (DECREASE) INCREASE IN CASH                        4,000      1,275,000      (1,150,000)

CASH AND CASH EQUIVALENTS, Beginning of year          31,000         35,000       1,310,000
                                                   ---------     ----------     -----------
CASH AND CASH EQUIVALENTS, End of year             $  35,000     $1,310,000     $   160,000
                                                   =========     ==========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH PAID DURING THE
  YEAR FOR:
    Interest                                       $  29,000     $   27,000     $    46,000
                                                   =========     ==========     ===========
    Taxes                                          $      --     $1,501,000     $   857,000
                                                   =========     ==========     ===========
NON CASH INVESTING AND FINANCING ACTIVITIES:
  Inventory acquired through issuance of note      $      --     $  217,000     $        --
                                                   =========     ==========     ===========


   The accompanying notes are an integral part of these financial statements.

                             SPACE ELECTRONICS INC.


                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1996 AND 1997



1.      Organization and Significant Accounting Policies

        Space Electronics Incorporated (the "Company") develops and markets microelectronic components for space flight applications. The Company manufactures, sells, and distributes such components to companies in the space/telecommunications industry. Distribution of Company products is primarily through direct sales.

        Revenue Recognition

        The Company records revenue from sales of microelectronic components at the time they are shipped to the customer. A portion of the Company's revenue is derived from services performed under cost-plus-fixed-fee contracts. Revenue on cost-plus-fixed-fee contracts is recorded using the percentage-of-completion method based on costs incurred to date in relation to total estimated costs. Provisions for estimated losses on contracts, if any, are recorded as such losses become known.

        Cash and Cash Equivalents

        Cash and cash equivalents consist of all highly liquid investments with a maturity of three months and less when purchased.

        Inventories

        Inventories consist of the following at December 31, 1996 and 1997:


                                      1996          1997
                                   ----------    ----------
               Raw Materials       $  765,000    $1,360,000
               Work-in-Progress       248,000       571,000
               Finished Goods         171,000       467,000
                                   ----------    ----------
                                   $1,184,000    $2,398,000
                                   ==========    ==========


        Inventories which include materials, direct labor and manufacturing overhead are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

        Property and Equipment

        Property and equipment are stated at acquisition cost. Depreciation and amortization are provided using the straight-line method based on the following estimated useful lives:


                                                                Years
                                                               ------
               Machinery equipment                             3 to 5
               Furniture and Fixtures                          5 to 7
               Tooling                                           3
               Leasehold improvements                            4

        Repairs and maintenance are charged to expense as incurred.

        Accrued Liabilities

        Accrued liabilities consist of the following at December 31, 1996 and 1997:

                                                 1996           1997
                                              ----------    ----------
               Payroll and payroll related    $  941,000    $  852,000
               Accrued expenses - other          265,000        57,000
               Income taxes payable                2,000            --
               Accrued contract reserves         473,000       416,000
                                              ----------    ----------
                                              $1,681,000    $1,325,000
                                              ==========    ==========

        Concentration of Risk

        Financial instruments that potentially subject the Company to concentrations of risk consist primarily of accounts receivable resulting from sales of its product primarily to commercial entities in the space industry. The Company extends credit to customers based on its evaluation of the customer's financial condition. Exposure to losses on receivables is principally dependent on each customer's financial condition but is reduced by mandatory deposits which are classified as customer deposits in the accompanying balance sheets. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

        Sales to one customer accounted for approximately 7.5 percent, 14.0 percent and 30.3 percent of the Company's total revenue for the year ended December 31, 1995, 1996 and 1997.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period, particularly recognition of revenue and related costs accounted for under the percentage-of-completion method as described above. Actual results could differ from those estimates.

        Net Income Per Share

        In fiscal year 1997, the Company adopted Statement of Financial Standards No. 128, "Earnings Per Share" (SFAS 128). Under the provisions of SFAS 128, basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share also gives effect to the dilutive effect of stock options (calculated based on the treasury stock method). All prior periods have been restated. A reconciliation of shares used in the per share calculation is as follows:


                                                        December 31,
                                            -----------------------------------
                                               1995         1996         1997
                                            ---------    ---------    ---------
               Basic:
                 Weighted average
                   common shares
                   outstanding              1,077,613    1,447,665    1,634,761
                                            =========    =========    =========

               Diluted:
                 Weighted average
                   common shares            1,077,613    1,447,665    1,634,761
                 Dilutive effect of
                   stock options                   --           --      268,051
                                            ---------    ---------    ---------
                 Weighted average common
                   shares outstanding       1,077,613    1,447,665    1,902,812
                                            =========    =========    =========

        Recent Accounting Pronouncements

        In December 1997, the Company adopted SFAS No. 129, "Disclosure of Information about Capital Structure." This Statement establishes standards for disclosing information about an entity's capital structure. This Statement is effective for financial statements for periods ending after December 15, 1997. The adoption of SFAS No. 129 did not have an effect on the Company's results of operations or financial position.

        During July 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of the Statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners ("comprehensive income"). Comprehensive income is the total of net income and all other nonowner changes in equity. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company's comprehensive income would not differ from net income for the years ended December 31, 1997 and 1996.

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1: "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which will be effective for fiscal years beginning after December 31, 1998. The Company has reviewed the statement of position and believes its adoption will not have a material effect on the Company's financial position or results of operations.

2.      Line of Credit

        Line of credit consisted of the following at December 31, 1997:

           Revolving line of credit with a bank, variable interest at the bank's prime rate plus 0.25% (8.75% at December 31, 1997) maturing May 1,
              1998, secured by accounts receivable, inventory and equipment.
              Borrowing limit is the lesser of $3,000,000 or 80% of eligible trade accounts receivable.

                                                                                          $500,000
                                                                                          --------
                                                                                          $500,000
                                                                                          ========


        As of December 31, 1997, the Company was either in compliance with covenant requirements of the revolving line of credit agreement or had obtained appropriate waivers from the bank.

        Interest expense under the line of credit was $4,000 and $2,000 in 1995 and 1997, respectively. There were no borrowings under the line of credit during 1996.

3.      Notes Payable

        Notes payable consisted of the following at December 31, 1996 and 1997:


                                                                                  1996         1997
                                                                                --------     --------
        Notes payable to a bank, variable interest at the bank's prime rate plus 1%, 9.5% at December 31, 1997, maturing at various times
          from 2001 to 2002                                                     $332,000     $408,000

        Equipment note to a bank, variable interest at the bank's prime rate plus 0.50% (9% at December 31, 1997) maturing May 1, 2002, secured by the Company's accounts with the bank and assets
          purchased with proceeds from the note                                       --      298,000

        Other note payable                                                       217,000      219,000
                                                                                --------     --------
                                                                                 549,000      925,000

        Less:  installments due within one year                                  112,000      289,000
                                                                                --------     --------
                                                                                $437,000     $636,000
                                                                                ========     ========

        The other note payable represents amounts due under an asset purchase agreement entered into in connection with the Company's purchase of its MAXIUM and ESPRIX product lines. In connection therewith, the Company also agreed to pay quarterly royalties based on sales of these product lines. Payments on the note will be reduced by future royalty payments. Cumulative royalty payments are limited to the maximum amount of the note payable.

        Aggregate installments due over the next five years as follows:


               Year Ending December 31:
               ------------------------
                      1998                                         $289,000
                      1999                                          248,000
                      2000                                          159,000
                      2001                                          140,000
                      2002                                           89,000
                                                                   --------
                                                                   $925,000
                                                                   ========

        Interest expense on notes payable was $21,000, $27,200 and $57,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

4.      Commitments and Contingencies

        Leases

        The Company leases its manufacturing facilities and offices under a non-cancelable operating lease which expires on October 31, 2001. Rent expense was $76,000, $132,000 and $211,000 in 1995, 1996 and 1997,
        respectively. As of December 31, 1997, future minimum lease payments under this lease are as follows:


               Year Ending December 31,
               ------------------------
                      1998                                   $  290,000
                      1999                                      319,000
                      2000                                      354,000
                      2001                                      307,000
                                                             ----------
                                                             $1,270,000
                                                             ==========

        Litigation

        In the ordinary course of business, the Company is subject to claims and, from time to time, is named in various legal proceedings. In the opinion of management, the amount of ultimate liability, if any, with respect to any pending actions will not materially affect the financial position or results of operations of the Company.

5.      Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of the deferred tax asset will not be realized, a valuation allowance is recognized.

        On January 1, 1996, the Company changed its tax status from an S-Corporation to a C-Corporation for federal and state income tax purposes. The prospective effect of this change on the financial statements was for the Company to begin recording a federal and state income tax provision and related assets and liabilities as these income taxes were the liability of the shareholders in prior years. In addition, the Company was required to reinstate deferred taxes for assets and liabilities from prior periods with an offsetting credit to earnings.

        The components of the provision (benefit) for income taxes for the period ending December 31, is as follows:


                                               1996             1997
                                           -----------      -----------
               Current:
                 Federal                   $ 1,175,000      $   533,000
                 State                         316,000          173,000

               Deferred:
                 Federal                      (295,000)          16,000
                 State                         (52,000)          19,000
                                           -----------      -----------
               Tax provision               $ 1,144,000      $   741,000
                                           ===========      ===========


        The components of the net deferred tax asset, at December 31, were as follows:


                                                                 1996           1997
                                                              ---------      ---------
               State taxes                                    $ 107,000      $  57,000
               Amortization/depreciation                        (14,000)        21,000
               Deferred compensation                             93,000             --
               Reserves and accrued liabilities                 161,000        234,000
                                                              ---------      ---------
               Total                                          $ 347,000      $ 312,000
                                                              =========      =========

        Rate reconciliation for the period ending December 31, is as follows:


                                                                     1996             1997
                                                                 -----------      -----------
               Federal income tax                                $ 1,054,000      $   624,000
               State income tax                                      186,000          110,000
               R&D                                                   (20,000)           6,000
               Other                                                 (11,000)           1,000
               Reinstatement of deferred tax asset                   (65,000)              --
                                                                 -----------      -----------
               Tax provision                                     $ 1,144,000      $   741,000
                                                                 ===========      ===========

        The Company was responsible for state taxes of 1.5% of income in 1995. For the year ended December 31, 1995, approximately $10,000 of state taxes is included in selling, general and administrative expenses.

6.      Benefit Plans

        Retirement and Savings Plan

        On January 1, 1996, the Company established a Retirement and Savings Plan (the "Plan") in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Plan provides for the Company to make matching contributions equal to 25% of participants' contributions, up to a total of 6% of participants' earnings (a maximum Company contribution of 1.5%). Annual aggregate Company contributions are further limited in total to 15% of the Company's after tax profits. The Plan may be terminated at any time at the option of the Company.

        Employee Stock Purchase Plan

        The Company maintains an employee stock purchase plan whereunder employees may purchase shares of the Company through payroll deductions (not to exceed the lesser of $8,000 or 10% of the employees' base compensation) to accrue for semi-annual offerings. The price at which shares are purchased by employees is determined semi-annually by the Company's Board of Directors based on a formula which considers the fair market value (FMV) of the stock and financial information of companies in the same line of business. Total shares purchased by employees under this plan were approximately 458,000, 188,000 and 322,000 shares in 1995, 1996 and 1997, respectively.

        Stock Option Plan

        In 1996, the board of directors adopted the "Second 1996 Stock Option Plan" where up to 500,000 shares of common stock can be granted under this plan. The selection of recipients of options is within the absolute discretion of a senior management committee. Generally, all directors, officers, employees and certain persons rendering services to the Company relative to its management, operations or development are eligible to receive options under the Plan. The term of the options is 10 years. However, the granting of options shall not impose any obligation upon the optionee to exercise such option. The FMV of the options at the grant date is determined using the same formula as discussed under the Employee Stock Purchase Plan footnote.

        Stock Option Plan Activity

        The following table summarizes stock option plan activity for the year ended December 31, 1996 and 1997:


                                                          Year Ended December 31,
                                            ---------------------------------------------------------
                                                      1996                            1997
                                            ------------------------        -------------------------
                                                            Weighted                         Weighted
                                                            Average                           Average
                                            Options         Exercise        Options          Exercise
                                            Activity          Price         Activity           Price
                                            --------        --------        --------         --------
               Outstanding at
                 beginning of year                --        $     --         363,000         $   1.85
                   Granted                   363,000            1.85         123,250             5.83
                   Exercised                      --              --              --               --
                   Canceled                       --              --         (15,500)            3.62
                                            --------                        --------
               Outstanding at end
                 of year                     363,000        $   1.85         470,750         $   3.00
                                            ========        ========        ========         ========

               Weighted average fair
                 value of options
                 granted during the
                 period                                     $   1.60                         $   1.67
                                                            ========                         ========

        Exercise price of options outstanding and options exercisable were as follows:


                                                     Options Outstanding and Exercisable
                                              -------------------------------------------------
                                                                                       Weighted
                                                Number              Weighted           Average
                                                  of           Average Remaining       Exercise
                                                Options         Contractual Life        Price
                                              ----------       -----------------     ----------
               Range of exercise prices

               $0.50 - $1.41                     192,500              8.00           $     0.50
               $3.62                             145,500              8.92                 3.62
               $5.55 - $6.37                     132,500             10.00                 6.92
                                              ----------
                                                 470,500              8.45           $     1.88
                                              ==========         =========           ==========

        As permitted, the Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" effective January 1, 1996. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation expense for the Company's stock option plan been determined based on the fair value at the date of grant for 1996 and 1997 awards, pro-forma net income would reflect an additional charge of approximately $11,000 and $58,000, respectively.

        The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997: risk free interest rate of 5.35%, expected option life of 6 years, expected volatility of zero percent and a dividend rate of zero.

7.      Strategic Alliance

        On January 1, 1996 the Company entered into a strategic alliance with another company. Under the terms of the alliance, the Company committed to issue 137,800 new shares of common stock in exchange for 12,220 common shares of the other company. These shares will vest at the rate of 20% of the total commitment over each of the next five years. Other terms of the agreement provide that the Company may fund certain research and development project costs incurred by the other company in exchange for rights to use the technology developed. Any such project costs will be funded at the sole discretion of the Company's management and the Company is under no obligation to fund any such projects.

                             SPACE ELECTRONICS INC.


                                 BALANCE SHEETS
                                  (Unaudited)

                                     ASSETS



                                                   December 31,        September 30,
                                                      1997                1998
                                                   -----------         -----------
                                                    (Audited)
CURRENT ASSETS:
  Cash and cash equivalents                        $   160,000         $   214,000
  Accounts receivable, less allowance for
    doubtful accounts of $238,000 and
    $200,000, respectively                           2,029,000           3,103,000
  Inventories                                        2,398,000           2,471,000
  Other receivables                                    620,000             511,000
  Deferred income tax                                  312,000             312,000
  Prepaid expenses and other current assets            235,000             172,000
                                                   -----------         -----------
          Total current assets                       5,754,000           6,783,000
                                                   -----------         -----------
PROPERTY AND EQUIPMENT, at cost:
  Machinery and equipment                            1,622,000           2,213,000
  Furniture and fixtures                                84,000              97,000
  Tooling                                              441,000             590,000
  Leasehold improvements                                49,000             103,000
  Construction-in-progress                              84,000              14,000
                                                   -----------         -----------
                                                     2,280,000           3,017,000
  Less: accumulated depreciation and
    amortization                                      (739,000)         (1,130,000)
                                                   -----------         -----------
                                                     1,541,000           1,887,000
                                                   -----------         -----------
Total assets                                       $ 7,295,000         $ 8,670,000
                                                   ===========         ===========


      The accompanying notes are an integral part of these balance sheets.

                             SPACE ELECTRONICS INC.


                                 BALANCE SHEETS
                                  (Unaudited)


                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                          December 31,     September 30,
                                                             1997              1998
                                                          ----------        ----------
                                                           (Audited)
CURRENT LIABILITIES:
  Line of credit                                          $  500,000        $  880,000
  Current portion of notes payable                           289,000           300,000
  Accounts payable                                           600,000           355,000
  Accrued liabilities                                      1,325,000         2,305,000
  Customer deposits                                          105,000         1,190,000
                                                          ----------        ----------
        Total current liabilities                          2,819,000         5,030,000
                                                          ----------        ----------

NOTES PAYABLE, net of current portion                        636,000           849,000
                                                          ----------        ----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common Stock; 10,000,000 shares authorized,
    at $.001 par value, 1,752,231 and
    1,735,271 shares outstanding, respectively                 1,000             1,000
  Additional paid in capital                                 959,000         1,076,000
  Retained Earnings                                        2,880,000         1,714,000
                                                          ----------        ----------
        Total shareholders' equity                         3,840,000         2,791,000
                                                          ----------        ----------
        Total liabilities and shareholders' equity        $7,295,000        $8,670,000
                                                          ==========        ==========



The accompanying notes are an integral part of these balance sheets.

                             SPACE ELECTRONICS INC.


                              STATEMENTS OF INCOME
                                   (UNAUDITED)




                                                          For the Nine Months
                                                           Ended September 30,
                                                    -------------------------------
                                                       1997                1998
                                                    -----------         -----------
Revenues                                            $ 8,602,000         $ 8,806,000

Cost of revenues                                      3,361,000           5,451,000
                                                    -----------         -----------
        Gross profit                                  5,241,000           3,355,000

Selling, general and administrative expenses          2,565,000           2,772,000

Research and development expenses                       700,000           1,379,000
                                                    -----------         -----------
        Income/(Loss) from operations                 1,976,000            (796,000)

INTEREST AND OTHER INCOME (EXPENSES), net                 9,000            (129,000)
                                                    -----------         -----------
        Income/(Loss) before income taxes             1,985,000            (925,000)

Income tax/(Benefit) provision                          834,000                  --
                                                    -----------         -----------
        Net income/(Loss)                           $ 1,151,000         $  (925,000)
                                                    ===========         ===========

Net income/(Loss) per share:
  Basic                                             $       .68         $      (.52)
                                                    ===========         ===========
  Diluted                                           $       .60         $      (.52)
                                                    ===========         ===========

Shares used in per share calculation:
  Basic                                               1,692,398           1,746,634
                                                    ===========         ===========
  Diluted                                             1,925,622           1,746,634
                                                    ===========         ===========



   The accompanying notes are an integral part of these financial statements.

                             SPACE ELECTRONICS INC.


                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                 For the Nine Months
                                                                 Ended September 30,
                                                         -------------------------------
                                                             1997               1998
                                                         -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income/(Loss)                                      $ 1,151,000         $  (925,000)
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation and Amortization                          259,000             391,000
      Changes in assets and liabilities:
        Accounts receivable                                 (599,000)         (1,074,000)
        Inventories                                         (758,000)            (73,000)
        Other receivables                                   (301,000)            109,000
        Deferred income tax                                       --                  --
        Prepaid expenses and other assets                     (8,000)             63,000
        Accounts payable                                     348,000            (245,000)
        Accrued liabilities                                 (545,000)            980,000
        Customer deposits                                    (79,000)          1,085,000
                                                         -----------         -----------
          Net cash provided by (used in)
            operating activities                            (532,000)            311,000
                                                         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                       (765,000)           (737,000)
                                                         -----------         -----------
          Net cash used in investing activities             (765,000)           (737,000)
                                                         -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit                   --             380,000
  Net borrowings under notes payable agreements              217,000             224,000
  Sales of common stock                                      528,000             393,000
  Purchases of treasury stock                               (352,000)           (517,000)
                                                         -----------         -----------
          Net cash provided by
            financing activities                             393,000             480,000
                                                         -----------         -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS        (904,000)             54,000

CASH AND CASH EQUIVALENTS, Beginning of period             1,310,000             160,000
                                                         -----------         -----------
CASH AND CASH EQUIVALENTS, End of period                 $   406,000         $   214,000
                                                         ===========         ===========
SUPPLEMENTAL DISCLOSURE OF CASH PAID DURING THE
  YEAR FOR:
    Interest                                             $    28,000         $   116,000
                                                         ===========         ===========
    Taxes                                                $   832,000         $        --
                                                         ===========         ===========


   The accompanying notes are an integral part of these financial statements.

                             SPACE ELECTRONICS INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                           SEPTEMBER 30, 1997 AND 1998




        Basis of Presentation

        The information at September 30, 1998 and for the nine months ended September 30, 1998 and 1997 is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which the management of Space Electronics, Inc. (the "Company") considers necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the periods presented. The results of the interim periods are not necessarily indicative of results for the full year.

        The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts recorded in the financial statements and accompanying notes. Actual results may differ from those recorded using such estimates.

        Recently Issued Accounting Pronouncements

        Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosure about Segments of an Enterprise and Related Information" is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, major customers, and material countries in which the entity holds assets and reports revenue. The adoption of SFAS No. 131 will not affect the results of operations or financial position of the Company, but may require the Company to disclose segment information in its financial statements for the year ending December 31, 1998.

        Statement of Financial Accounting Standards (SFAS) No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits" is effective for fiscal years beginning after December 15, 1997. SFAS No. 132 established standards for employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. The adoption of SFAS No. 132 had no material impact on the Company's financial statements or related disclosures thereto.

        In April 1998, the AcSEC issued AICPA SOP 98-5, "Reporting on the Costs of Start-Up Activities." This statement provides guidance on the financial reporting of start-up costs and organization costs and requires that such costs of start-up activities be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. The Company anticipates that the adoption of SOP 98-5 will not have a material impact on the Company's financial position or results of operations.

        Net Income Per Share

        In fiscal year 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Under the provisions of SFAS 128, basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share also gives effect to the dilutive effect of stock options (calculated based on the treasury stock method). All prior periods have been restated. A reconciliation of shares used in the per share calculation is as follows:


                                                                September 30,
                                                         --------------------------
                                                            1997             1998
                                                         ---------        ---------
               Basic:
                 Weighted average common shares
                   Outstanding                           1,692,398        1,746,634
                                                         =========        =========

               Diluted:
                 Weighted average common shares          1,692,398        1,746,634
                 Dilutive effect of stock options          233,224               --
                                                         ---------        ---------
                 Weighted average shares
                   outstanding                           1,925,622        1,746,634
                                                         =========        =========

        Inventories

        Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and related overhead. Inventories consisted of the following costs not yet charged to contracts (in thousands):


                                       December 31,     September 30,
                                          1997              1998
                                       ----------        ----------
               Raw materials           $1,360,000        $1,469,000
               Work-in-progress           571,000           549,000
               Finished goods             467,000           453,000
                                       ----------        ----------
                                       $2,398,000        $2,471,000
                                       ==========        ==========

        Taxation

        The estimated annual effective tax rate for 1998 is 40%. The difference between the federal statutory rate and the estimated annual effective rate is primarily attributable to state taxes and other nondeductible items.

        Merger with Maxwell Technologies, Inc.

        On January 29, 1999, the Company was acquired by Maxwell Technologies, Inc. ("Maxwell"), a public company. Stockholders of the Company will receive 681,243 shares of Maxwell Common Stock for all outstanding shares of the Company.

     (b)  Pro Forma Financial Information.

          In accordance with Article 11 of Regulation S-X, pro forma financial information is filed with this Report.


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                           Maxwell Technologies, Inc.
           Pro Forma Condensed Consolidated Balance Sheet - unaudited
                                 (in thousands)


                                                  Maxwell              Space            Pro Forma
                                            Technologies, Inc.   Electronics, Inc.    Adjustments(1)           Total Pro Forma
                                            ------------------   -----------------    --------------           ---------------
                                               July 31, 1998       June 30, 1998
                                               -------------       -------------
                                                 (Audited)          (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                     $  21,224          $      15                                   $  21,239
    Accounts Receivable--net                         36,062              3,397                                      39,459
    Inventories                                      15,823              2,676                                      18,499
    Prepaid expenses                                  2,016                192                                       2,208
    Deferred income taxes                               161                312          $    (312)     (A)             161
                                                  ---------          ---------          ---------                ---------
        Total current assets                         75,286              6,592               (312)                  81,566
                                                  ---------          ---------          ---------                ---------


Property, plant and equipment--net                   23,276              1,823                                      25,099
Goodwill and other non-current assets                 6,503                 --                                       6,503
                                                  ---------          ---------          ---------                ---------
                                                  $ 105,065          $   8,415          $    (312)               $ 113,168
                                                  =========          =========          =========                =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                              $  20,680          $   3,235          $     800      (B)       $  24,715
    Accrued employee compensation                     6,353                648                                       7,001
    Current portion of long-term debt                   121                858                                         979
                                                  ---------          ---------          ---------                ---------
        Total current liabilities                    27,154              4,741                800                   32,695
Long-term debt                                          361                725                                       1,086
Minority interest                                     1,712                 --                                       1,712
Stockholders' equity:
    Common stock                                        838                 --                 68      (C)             906
    Additional paid-in capital                       70,926                957                (68)     (C)          71,815
    Deferred compensation                              (413)                --                                        (413)
    Retained earnings                                 4,487              1,992             (1,112)  (A)(B)           5,367
                                                  ---------          ---------          ---------                ---------
        Total stockholders' equity                   75,838              2,949             (1,112)                  77,675
                                                  ---------          ---------          ---------                ---------
                                                  $ 105,065          $   8,415          $    (312)               $ 113,168
                                                  ---------          ---------          ---------                ---------


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                           Maxwell Technologies, Inc.
           Pro Forma Condensed Consolidated Balance Sheet - unaudited
                                 (in thousands)


                                                  Maxwell              Space
                                            Technologies, Inc.   Electronics, Inc.
                                            ------------------   ------------------      Pro Forma
                                             October 31, 1998    September 30, 1998    Adjustments(1)           Total Pro Forma
                                             ----------------    ------------------    --------------           ---------------
                                                (Unaudited)          (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                     $  15,511          $     214                                   $  15,725
    Accounts Receivable--net                         37,618              3,614                                      41,232
    Inventories                                      16,903              2,471                                      19,374
    Prepaid expenses                                  3,003                172                                       3,175
    Deferred income taxes                               161                312               (312)   (A)               161
                                                  ---------          ---------          ---------                ---------
        Total current assets                         73,196              6,783               (312)                  79,667
                                                  ---------          ---------          ---------                ---------


Property, plant and equipment--net                   24,082              1,887                                      25,969
Goodwill and other non-current assets                10,587                 --                                      10,587
                                                  ---------          ---------          ---------                ---------
                                                  $ 107,865          $   8,670          $    (312)               $ 116,223
                                                  =========          =========          =========                =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                              $  20,373          $   3,305          $     800    (B)         $  24,478
    Accrued employee compensation                     6,880                545                                       7,425
    Current portion of long-term debt                   103              1,180                                       1,283
                                                  ---------          ---------          ---------                ---------
        Total current liabilities                    27,356              5,030                800                   33,186
Long-term debt                                          348                849                                       1,197
Minority interest                                     1,916                 --                                       1,916
Stockholders' equity:
    Common stock                                        840                 --                 68    (C)               908
    Additional paid-in capital                       70,570              1,077                (68)   (C)            71,579
    Deferred compensation                              (353)                --                                        (353)
    Accumulated other comprehensive income                4                 --                                           4
    Retained earnings                                 7,184              1,714             (1,112)   (A) (B)         7,786
                                                  ---------          ---------          ---------                ---------
        Total stockholders' equity                   78,245              2,791             (1,112)                  79,924
                                                  ---------          ---------          ---------                ---------
                                                  $ 107,865          $   8,670          $    (312)               $ 116,223
                                                  ---------          ---------          ---------                ---------


                           Maxwell Technologies, Inc.
      Pro Forma Condensed Consolidated Statement of Operations - unaudited
                      (in thousands, except per share data)



                                                             Maxwell             Space
                                                        Technologies, Inc.   Electronics, Inc.
                                                        ------------------   -----------------
                                                            Year Ended          Year Ended          Pro Forma           Total
                                                          July 31, 1998        June 30, 1998       Adjustments        Pro Forma
                                                          -------------        -------------       -----------        ---------

                                                              (Audited)          (Unaudited)

Sales                                                         $ 125,308           $  10,681                             $ 135,989
Cost of sales                                                    83,459               6,270                                89,729
                                                              ---------           ---------         ---------           ---------
    Gross profit                                                 41,849               4,411         $      --              46,260

Operating expenses:
    Research and development expenses                             8,206               1,498                                 9,704
    Selling general and administrative expenses                  26,391               3,316                                29,707
    Acquired in-process technology and other special
     charges                                                      8,942                  --                                 8,942
                                                              ---------           ---------         ---------           ---------
        Total operating expenses                                 43,539               4,814                --              48,353
                                                              ---------           ---------         ---------           ---------
Operating income (loss)                                          (1,690)               (403)               --              (2,093)
Interest expense                                                    214                 107                                   321
Interest income and other--net                                   (1,441)                (12)                               (1,453)
                                                              ---------           ---------         ---------           ---------
Income (loss) before minority interest and income taxes            (463)               (498)               --                (961)
                                                              ---------           ---------         ---------           ---------
Minority interest in net income (loss) of subsidiaries               80                  --                                    80
Income tax expense                                                  226                 157                                   383
                                                              ---------           ---------         ---------           ---------
    Net income (loss)                                         $    (769)          $    (655)        $      --           $  (1,424)
                                                              =========           =========         =========           =========
Basic income (loss) per share                                 $   (0.10)                                                $   (0.17)
                                                              =========                                                 =========
Diluted income (loss) per share                               $   (0.10)                                                $   (0.17)
                                                              =========                                                 =========
Weighted average number of shares used to calculate:

    Basic income (loss) per share                                 7,677                                                     8,358
                                                              =========                                                 =========
    Diluted income (loss) per share                               7,677                                                     8,358
                                                              =========                                                 =========


                           Maxwell Technologies, Inc.
      Pro Forma Condensed Consolidated Statement of Operations - unaudited
                      (in thousands, except per share data)



                                                             Maxwell             Space
                                                        Technologies, Inc.   Electronics, Inc.
                                                        ------------------   -----------------
                                                            Year Ended          Year Ended            Pro Forma           Total
                                                          July 31, 1997      December 31, 1997       Adjustments        Pro Forma
                                                          -------------      -----------------       -----------        ---------

                                                              (Audited)          (Audited)

Sales                                                         $101,411            $11,121                               $112,532
Cost of sales                                                   70,107              4,606                                 74,713
                                                              --------            -------           --------            --------
    Gross profit                                                31,304              6,515                 --              37,819

Operating expenses:
    Research and development expenses                            5,303              1,046                                  6,349
    Selling general and administrative expenses                 21,900              3,452                                 25,352
                                                              --------            -------           --------            --------
        Total operating expenses                                27,203              4,498                 --              31,701
                                                              --------            -------           --------            --------
Operating income                                                 4,101              2,017                 --               6,118
Interest expense                                                   173                 57                                    230
Interest income and other--net                                    (150)               (48)                                  (198)
                                                              --------            -------           --------            --------
Income before minority interest and income taxes                 4,078              2,008                 --               6,086
                                                              --------            -------           --------            --------
Minority interest in net income of subsidiaries                     54                 --                                     54
Income tax expense                                                  --                741                                    741
                                                              --------            -------           --------            --------
    Net income                                                $  4,024            $ 1,267                 --            $  5,291
                                                              ========            =======           ========            ========
Basic income per share                                        $   0.68                                                  $   0.80
                                                              ========                                                  ========
Diluted income per share                                      $   0.60                                                  $   0.72
                                                              ========                                                  ========
Weighted average number of shares used to calculate:

    Basic income per share                                       5,949                                                     6,630
                                                              ========                                                  ========
    Diluted income per share                                     6,644                                                     7,325
                                                              ========                                                  ========


                           Maxwell Technologies, Inc.
      Pro Forma Condensed Consolidated Statement of Operations - unaudited
                      (in thousands, except per share data)



                                                             Maxwell             Space
                                                        Technologies, Inc.   Electronics, Inc.
                                                        ------------------   -----------------
                                                            Year Ended          Year Ended          Pro Forma           Total
                                                          July 31, 1996      December 31, 1996     Adjustments        Pro Forma
                                                          -----------        -----------------     -----------        ---------

                                                              (Audited)          (Audited)

Sales                                                         $ 80,911              $10,598                              $ 91,509
Cost of sales                                                   65,893                4,217                                70,110
                                                              --------            ---------         ---------           ---------
    Gross profit                                                15,018                6,381                --              21,399

Operating expenses:
    Research and development expenses                            5,081                  488                                 5,569
    Selling general and administrative expenses                 15,564                2,777                                18,341
    Restructure and asset impairment losses                      5,703                   --                                 5,703
                                                             ---------            ---------         ---------           ---------
        Total operating expenses                                26,348                3,265                --              29,613
                                                             ---------            ---------         ---------           ---------
Operating income (loss)                                        (11,330)               3,116                --              (8,214)
Interest expense                                                   329                   27                                   356
Interest income and other--net                                    (398)                 (12)                                 (410)
                                                             ---------            ---------         ---------           ---------
Income (loss) before minority interest and income taxes        (11,261)               3,101                --              (8,160)
                                                             ---------            ---------         ---------           ---------
Minority interest in net income of subsidiaries                     50                   --                                    50
Income tax expense                                               1,296                   --                                 1,296
Loss from cumulative effect of change in
  accounting principle                                           2,569                1,144                                 3,713
                                                             ---------            ---------         ---------           ---------
    Net income (loss)                                         $(15,176)             $ 1,957          $     --            $(13,219)
                                                             =========            =========         =========           =========
Basic income (loss) per share                                 $  (2.76)                                                  $  (2.14)
                                                             =========                                                  =========
Diluted income (loss) per share                               $  (2.76)                                                  $  (2.14)
                                                             =========                                                  =========
Weighted average number of shares used to calculate:

    Basic income (loss) per share                                5,494                                                      6,175
                                                             =========                                                  =========
    Diluted income (loss) per share                              5,494                                                      6,175
                                                             =========                                                  =========


                           Maxwell Technologies, Inc.
      Pro Forma Condensed Consolidated Statement of Operations - unaudited
                      (in thousands, except per share data)



                                                             Maxwell             Space
                                                        Technologies, Inc.   Electronics, Inc.
                                                        ------------------   ------------------
                                                          Three Months         Three Months
                                                             Ended                Ended             Pro Forma           Total
                                                         October 31, 1998    September 30, 1998    Adjustments        Pro Forma
                                                         ----------------    ------------------    -----------        ---------
                                                            (Unaudited)          (Unaudited)

Sales                                                         $  38,172              3,288                           $   41,460
Cost of sales                                                    25,466              1,826                               27,292
                                                              ---------           --------          ---------         ---------
    Gross profit                                                 12,706              1,462                 --            14,168

Operating expenses:
    Research and development expenses                             1,709                532                                2,241
    Selling general and administrative expenses                   8,211              1,165                                9,376
                                                              ---------           --------          ---------         ---------
        Total operating expenses                                  9,920              1,697                 --            11,617
                                                              ---------           --------          ---------         ---------
Operating income (loss)                                           2,786               (235)                --             2,551
Interest expense                                                     73                 46                                  119
Interest income and other--net                                     (285)                --                                 (285)
                                                              ---------           --------          ---------         ---------
Income (loss) before minority interest and income taxes           2,998               (281)                --             2,717
                                                              ---------           --------          ---------         ---------
Minority interest in net income of subsidiaries                     195                 --                                  195
Income tax expense                                                  100                 --                                  100
                                                              ---------           --------          ---------         ---------
    Net income (loss)                                         $   2,703           $   (281)         $      --         $   2,422
                                                              =========           ========          =========         =========
Basic income per share                                        $    0.32                                               $    0.27
                                                              =========                                               =========
Diluted income per share                                      $    0.30                                               $    0.26
                                                              =========                                               =========
Weighted average number of shares used to calculate:

    Basic income per share                                        8,402                                                   9,083
                                                              =========                                               =========
    Diluted income per share                                      8,794                                                   9,475
                                                              =========                                               =========

DESCRIPTION

        These unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements and notes thereto, contained in Maxwell Technologies, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1998.

        The unaudited pro forma condensed consolidated statement of operations for the year ended July 31, 1998, includes the results of operations of SEi for the twelve months ended June 30, 1998. These statements were prepared by taking into consideration only those transactions known to be occurring, and having continuing impact to operations as a result of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

        Maxwell acquired all of the outstanding shares of common stock of Space Electronics in exchange for up to 681,243 shares of Maxwell common stock except for fractional shares which will be acquired for cash. The transaction will be accounted for as a pooling of interests; accordingly, all of the assets and liabilities of Space Electronics will be carried forward at their historical cost basis, and the operating results of Space Electronics will be combined with those of Maxwell for all periods presented.

(1)     Pro Forma Adjustments:

        (A) To reflect the decrease in deferred income taxes $312,000 to conform to amounts which would be appropriate under Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes if the Companies had been combined as of July 31, 1998. (Maxwell has a valuation allowance against its deferred tax assets.)

        (B) To accrue estimated acquisition costs of $800,000. Such costs are not reflected in the pro forma statement of operations as they are not reflective of ongoing operations, but will be included in Maxwell's consolidated statement of operations for the period in which the merger is consummated.

        (C) To record the issuance of approximately 681,243 shares of Maxwell common stock in consideration of the acquisition of SEi.

(c)     Exhibits.

 2.1 Amended and Restated Agreement and Plan of Reorganization, dated as of November 25, 1998, as amended, by and among Maxwell, MTAC, SEi, and certain stockholders of SEi.

 2.2    First Amendment to Amended and Restated Agreement and Plan of
        Reorganization, effective as of January 25, 1999, by and among Maxwell, MTAC, SEi and certain stockholders of SEi.

23.1    Consent of Arthur Andersen LLP

99.1    Press Release of the Company dated February 9, 1999.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 12, 1999
       -----------------

                                                MAXWELL TECHNOLOGIES, INC.



                                            By: /s/ Gary J. Davidson
                                                --------------------------
                                                Gary J. Davidson
                                                Vice President, Finance &
                                                Administration and
                                                Chief Financial Officer